ALARIS MEDICAL, INC.
                                                       CORPORATE OFFICE
                                                       10221 WATERIDGE CIRCLE
                                                       SAN DIEGO, CA 92121-2733
                                                       (619) 458-7000
                                                       FAX (619) 458-7760


[company logo]



                                                               NEWS RELEASE


AT THE
COMPANY:            AT INSTROMEDIX        THE FINANCIAL
                                          RELATIONS BOARD:
Barbara Burkett     Shelli Semler         Stacy Roughan
Director, Corporate Director of Marketing General Information
Communications      Communications         (310) 442-0599
(619) 458-7038      (503) 681-9000 X349

KETCHUM:
Michaelle Burstin   Kali Coffman
Media Contact       Trade Contact
(310) 442-0599    (310) 444-1394

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FOR IMMEDIATE RELEASE
JUNE 25, 1998


              ALARIS MEDICAL TO ACQUIRE PRIVATELY HELD INSTROMEDIX

     ACQUISITION SECURES TELEMEDICINE TECHNOLOGY, CARDIAC DISEASE DIAGNOSIS
                       AND PATIENT MONITORING CAPABILITIES

SAN DIEGO, CA, JUNE 25, 1998 -- ALARIS Medical, Inc. (NASDAQ: ALRS) and family-owned Instromedix, Inc. today jointly announced an agreement for ALARIS Medical to acquire Instromedix. Under the terms of the agreement, Instromedix will join ALARIS Medical's wholly-owned subsidiary, ALARIS Medical Systems, Inc. adding pioneering expertise in telemedicine and an array of more than 20 products addressing cardiac disease diagnosis and remote patient monitoring to the Company's global product portfolio.

ALARIS Medical President and CEO William J. Mercer said, "In 1997, we brought together IVAC and IMED, two distinguished pioneers in drug delivery systems and vital signs monitoring to create ALARIS Medical Systems. Integration of the two companies was completed in record time, built on the reliable cashflows generated from infusion therapy and periodic patient monitoring disposables. A healthy core business provides us with a platform for expansion into several growth segments which complement our historical areas of strength."

"We believe the convergence of patient monitoring, drug infusion and information technology is an opportunity to strengthen our competency in integrated patient care systems, and support our developing focus on disease state management applications and remote communication capabilities for both the hospital and alternate site markets," said Vice President for Corporate Development, ALARIS Medical Systems, Anthony B. Semedo. "The right combination of complementary technologies, products and companies will allow us to leverage our global infrastructure and distribution channels and become a leader in medical instrumentation and specialty devices at the patient bedside," Semedo added.

The outstanding shares of Instromedix will be acquired in a purchase transaction valued at approximately $55 million. The acquisition is expected to be accretive in approximately 24 to 36 months. ALARIS Medical expects revenues to



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increase as Instromedix  products are distributed  through its extensive  global distribution network. Completion of the acquisition, which has been approved by the respective Boards of Directors of both companies, is subject to satisfactory completion of customary conditions.

Based in Hillsboro, Oregon, Instromedix was founded as a family-owned company in 1969 by Dr. Herbert and Shirley Semler. It has grown to be a world leader in telecardiology, specializing in non-invasive, portable cardiac event monitoring and pacemaker follow-up systems. With approximately 150 employees, the company markets its products directly to physicians, clinics, hospitals and managed care facilities and maintains global distributorships.

"We founded the company with a vision to create 'Tools for medicine to help human kind,'" stated Dr. Semler, Chairman and CEO of Instromedix. "We believe the merger with ALARIS Medical unites mutual synergies to continue the founding vision."

"We are proud to have attracted worldwide recognition for our family of products and systems which are innovative and beautifully designed and, more importantly, help to save lives," added Shirley Semler, Executive Vice President of Instromedix.

"The increasing demands for improved patient care call for more flexible technology in the hands of caregivers," Mercer said. "The technology pioneered and developed by Instromedix over the past 30 years provides an excellent platform on which to expand the product portfolio of ALARIS Medical -- products that will span the continuum of care, from hospital to alternate site and into the patient's home."

Semedo said, "The advanced communications capabilities inherent in the Instromedix technology allow for remote voice over data communication between patients and caregivers located virtually anywhere. The potential outcome will be to lower the cost of care, improve patient safety and improve the overall quality of care."

CARDIAC EVENT RECORDERS PROVIDE VALUABLE DIAGNOSTIC TOOL

In the U.S. alone, over two million people suffer from symptoms such as irregular heartbeats, dizziness and fainting. Typically, these symptoms occur outside the clinical setting so that detection and diagnosis become difficult if not impossible. Left untreated, these symptoms could lead to a heart attach or even sudden death. Through miniaturization and proprietary technology, Instromedix cardiac event recorders enable transmission of the electrocardiograms to the physician, hospital or medical facility, providing a low-cost method for diagnosing heart irregularities associated with potentially life-threatening symptoms.

Instromedix cardiac event recorders are available in wristwatch design and pager and credit card sizes. Lightweight and easy to use, these products include the HeartWatch (worn on the wrist), the HeartCard (a credit card-sized device applied directly to the chest) and the King of Hearts Express (a looping memory device), all physician-prescribed according to the needs of each patient.

TELECARDIOLOGY CONNECTS PATIENT AND CAREGIVER

In addition to transtelephonic cardiac event recorders, pacemaker monitors and ECG receivers, Instromedix designs and manufactures The LifeSigns System, which delivers hospital-grade vital signs monitoring in an out-patient setting. Designed for rapid access and timely assessment of a patient's condition, the easy-to-use system enables communication via a standard phone line to connect patient and clinician while transmitting vital signs data.

COMPANY TO FOCUS ON CARDIOVASCULAR DISEASE

"Cardiovascular diseases is a primary focus of our growth strategy and a centerpiece for expansion of our core business. Over the past 30 years, Instromedix has developed world class competence in cardiac monitoring. This provides a foundation upon which to build a global competitor along the continuum of care in monitoring, diagnosing and treating



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heart disease.  We are delighted to welcome Instromedix into the ALARIS Medical family of businesses," Mercer said.

ALARIS Medical, Inc., through its operating company, ALARIS Medical Systems, Inc., is known for its IMED and IVAC brand names of intravenous infusion therapy systems. The Company's principal line of business is the design, manufacture and marketing of intravenous infusion therapy products, periodic patient monitoring instruments and related disposables. ALARIS Medical's products are distributed to more than 120 countries worldwide. In addition to its San Diego world headquarters and manufacturing facility, the Company also operates manufacturing facilities in Creedmoor, NC, Basingstoke, Hampshire, UK, and Tijuana, Mexico. Additional information on ALARIS Medical can be found at www.alarismed.com.
Additional information on Instromedix can be found through a link from the ALARIS Medical website to www.instromedix.com.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE BASED LARGELY UPON THE COMPANY'S EXPECTATIONS FOR DEMAND AND ACCEPTANCE OF NEW AND EXISTING PRODUCTS, TECHNOLOGIES AND OPPORTUNITIES, REGULATORY APPROVALS AND MARKET AND INDUSTRY SEGMENT GROWTH. ACTUAL RESULTS COULD VARY MATERIALLY FROM THESE EXPECTED RESULTS DUE TO A VARIETY OF FACTORS, INCLUDING, WITHOUT LIMITATION, CHANGES IN THE MARKET, COMPETITION, GOVERNMENT REGULATION AND FOREIGN OPERATIONS. SUCH RISK FACTORS ARE DETAILED IN THE SECURITIES AND EXCHANGE COMMISSION FILINGS OF ALARIS MEDICAL, INC. INCLUDING FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997.



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